FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 2001



                                 BE INCORPORATED
             (Exact name of registrant as specified in its charter)




          DELAWARE                  000-26387                   94-3123667
(State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                    Identification No.)



                          800 EL CAMINO REAL, SUITE 400
                          MENLO PARK, CALIFORNIA 94025
                    (Address of principal executive offices)

                                 (650) 462-4100
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

         Effective November 13, 2001, Be Incorporated ("Be") and Palm, Inc., a Delaware corporation ("Palm"), completed Palm's acquisition of substantially all of the intellectual property and other technology assets of Be (the "Asset
Sale") pursuant to the terms of an Amended and Restated Asset Purchase Agreement, dated September 10, 2001, entered into between Be, Palm and ECA
Subsidiary Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Palm (the "Agreement"). The aggregate consideration received by Be at closing was 4,104,478 shares of Palm common stock, established pursuant to the terms of the Agreement as the share value of $11 million of Palm common stock based on the opening price of Palm common stock ($2.68) as quoted on the Nasdaq National Market on the closing date of the transaction. Under the terms of the Agreement, Be will be retaining certain rights, assets and liabilities in connection with the transaction, including its cash and cash equivalents, receivables, certain contractual liabilities under in-licensing agreements, and rights to assert and bring certain claims and causes of action.

         The parties completed the Asset Sale following a special meeting of Be's stockholders on November 12, 2001, whereby a majority of Be's stockholders approved the Asset Sale and the dissolution of Be and adoption of a plan of dissolution that provides for the orderly liquidation of Be's remaining assets, the winding-up of Be's business and operations and the dissolution of the company (the "Plan of Dissolution"). Under the terms of the Plan of Dissolution, if the Board of Directors of Be determines that it would be in the best interests of Be's stockholders or creditors for Be not to dissolve, including in order to permit Be to pursue (or more easily pursue) any retained claims or causes of action, the dissolution of the company may be abandoned or delayed until a future date to be determined by Be's Board of Directors.

         On November 13, 2001, Be sold the 4,104,478 shares of Palm common stock received in the Asset Sale for approximately $10.1 million in cash.

         Prior to the Asset Sale, Be had no relationship with Palm, ECA or any director or officer of either company.


Item 5.  Other Events.

         Be's press release, dated November 13, 2001, titled "Palm Completes Acquisition of Be Incorporated" is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.  Not applicable.

         (b)      Pro forma financial information.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, as well as the unaudited pro forma condensed consolidated balance sheet of Be as of September 30, 2001 were prepared to illustrate the estimated effects of the asset sale. The unaudited pro forma balance sheet assumes the sale occurred as of September 30, 2001. The unaudited pro forma statements of operations assume the sale ocurred as of January 1, 2000.

The unaudited pro forma financial information presented is derived from the audited consolidated statement of operations of Be for the year ended December 31, 2000 and from the unaudited consolidated financial statements of Be as of and for the nine month period ended September 30, 2001. The unaudited pro forma financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Be, including the notes thereto, appearing in Be's Annual Report on Form 10-K for the year ended December 31, 2000 and on Be's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The unaudited pro forma financial information and related notes are provided for informational purposes only and do not purport to be indicative of the financial position or results of operations that would have been reported had the events assumed occurred on the dates indicated, or purport to be indicative of results of operations, or financial condition that may be achieved in the future.

                                 BE INCORPORATED
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                        CONSOLIDATED BALANCE SHEET AS OF
                               SEPTEMBER 30, 2001
                                 (in thousands)


                                                         Historical    Sale          As
                                                             Be     Adjustments    Adjusted
                                                          --------     -----        -------
ASSETS
Current assets:
   Cash and cash equivalents .........................   $   2,098    $    --     $   2,098
   Short-term investments ............................                11,000 (a)     11,000
   Accounts receivable ...............................          74        74
   Prepaid and other current assets ..................         577      --              577
                                                          --------     -----        -------
       Total current assets ..........................       2,749    11,000         13,749
Property and equipment, net ..........................         248         --           248
Other assets, net of accumulated amortization ........          24         --            24
                                                          --------     -----        -------
        Total assets .................................   $   3,021 $  11,000      $  14,021
                                                          ========     =====        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..................................   $     111 $     --        $     111
   Accrued expenses ..................................         621     3,655 (b)       4,276
   Technology license obligations, current portion ...         432       --              432
   Deferred revenue ..................................          64       --               64
                                                          --------     -----        -------
       Total current liabilities .....................       1,228     3,655           4,883
Technology license obligations, net of current portion         244      --               244
                                                          --------     -----        -------
       Total liabilities .............................       1,472     3,655           5,127
                                                          --------     -----        -------
Stockholders' Equity:
   Common stock ......................................          37         2 (c)          39
   Additional paid-in capital ........................     108,344       192 (c)     108,536
   Accumulated other comprehensive income ............        --           --          --
   Deferred stock compensation .......................        (280)        --          (280)
   Accumulated deficit ...............................    (106,552)    7,151        (99,401)
                                                          --------     -----        -------
       Total stockholders' equity ....................       1,549     7,345          8,894
                                                          --------     -----        -------
        Total liabilities and stockholders' equity ...   $   3,021 $  11,000      $  14,021
                                                          ========     =====        =======

                                 BE INCORPORATED
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                             Historical
                                       Historical                 Pro Forma  Nine months               Pro Forma
                                       Year ended   Pro Forma     Year ended   ended    Pro Forma   Nine months ended
                                        12/31/00   Adjustments     12/31/00   9/30/01  Adjustments     9/30/01
                                      --------    --------      --------    --------    --------        --------
Net revenues ......................   $    480      $ (480) (d) $   --      $  1,950    $ (1,950) (d)    $   --
Cost of revenues ..................      1,097      (1,097) (d)     --         2,336      (2,336) (d)        --
                                      --------    --------      --------    --------    --------        --------
Gross profit (loss) ...............       (617)        617          --          (386)        386             --
Operating expenses:
    Research and development ......      9,139      (5,018) (e)    4,121       6,112      (2,688) (e)      3,424
    Sales and marketing ...........      7,812        (170) (e)    7,642       1,688        (123) (e)      1,565
    General and administrative ....      4,740        (289) (e)    4,451       3,790        (219) (e)      3,571
    Restrucuturing charge .........       --          --          --             450          --             450
                                      --------    --------      --------    --------    --------        --------
      Total operating expenses ....     21,691      (5,477)       16,214      12,040      (3,031)          9,009
                                      --------    --------      --------    --------    --------        --------
Loss from operations ..............    (22,308)      6,094       (16,214)    (12,426)      3,417          (9,009)
Other income, net .................      1,156          --         1,156         249          --             249
                                      --------    --------      --------    --------    --------        --------
Net income (loss) .................   $(21,152)   $  6,094      $(15,058)   $(12,177)   $  3,417        $ (8,760)
                                      ========    ========      ========    ========    ========        ========

Net loss per share -
basic and diluted .................   $  (0.60)                 $  (0.42)   $  (0.33)                   $  (0.24)
                                      ========                  ========    ========                    ========
Shares used in per common share
    calculation - basic and diluted     35,533                    35,533      36,430                      36,430
                                      ========                  ========    ========                    ========

                                 BE INCORPORATED


               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                    (in thousands, except per share amounts)


NOTE 1 - BASIS OF PRESENTATION:

     The unaudited pro forma financial information gives effect to the Asset Sale, as defined below. The unaudited pro forma balance sheet assumes the sale occurred as of September 30, 2001. The unaudited pro forma statements of operations assume the sale ocurred as of January 1, 2000.

     Effective November 13, 2001, Be Incorporated ("Be") and Palm, Inc., a Delaware corporation ("Palm"), completed Palm's acquisition of substantially all of the intellectual property and other technology assets of Be (the "Asset
Sale") pursuant to the terms of an Amended and Restated Asset Purchase Agreement, dated September 10, 2001, entered into between Be, Palm and ECA
Subsidiary Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Palm (the "Agreement"). The aggregate consideration received by Be at closing was 4,104,478 shares of Palm common stock, established pursuant to the terms of the Agreement as the share value of $11 million of Palm common stock based on the opening price of Palm common stock ($2.68) as quoted on the Nasdaq National Market on the closing date of the transaction. The parties completed the Asset Sale following a special meeting of Be's stockholders on November 12, 2001, whereby a majority of Be's stockholders approved the Asset Sale and the dissolution of Be and adoption of a plan of dissolution that provides for the orderly liquidation of Be's remaining assets, the winding-up of Be's business and operations and the dissolution of the company.

     The pro forma information presented herein does not include the adjustments related to the dissolution of the Company.


NOTE 2 - PRO FORMA ADJUSTMENTS:

The following pro forma adjustments were applied to the pro forma financial information:

     (a) To record the total sale price of approximately $11 million paid in shares of common stock of Palm. Be liquidated these shares by selling them for approximately $10.1 million in cash promptly following the closing of the Asset Sale.

     (b)  To record accrual for estimated costs related to the Asset Sale, which
          include  net   payments  to   employees  of  $2.8  million  and  other
          liabilities of $825,000, including $750,000 owed to Lehman Brothers.

     (c) Torecord the estimated non cash expense related to stock bonuses granted to employees.

     (d) To record the elimination of revenues, and associated costs, generated from substantially all of Be's intellectual property and other technology assets sold to Palm; and

     (e) To record the elimination of actual expenses incurred during the respective period for the employees hired by Palm.

         (c) Exhibits

         Exhibit Number            Description
         -----------------------            -----------

          2.1 Amended and Restated Asset Purchase Agreement, dated as of September 10, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and Be Incorporated.

          2.2 Plan of Dissolution of Be Incorporated, as approved by a majority of Be's stockholders at a special meeting of stockholders on November 12, 2001.

          99.1 Press release, dated November 13, 2001, titled "Palm Completes Acquisition of Be Incorporated."

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 28, 2001

                                           BE INCORPORATED

                                            By:  /s/ P.C. Berndt
                                            P.C. Berndt, Chief Financial Officer

                                 EXHIBIT INDEX


(c)      Exhibit Number    Description
         ---------------   -----------

          2.1 Amended and Restated Asset Purchase Agreement, dated as of September 10, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and Be Incorporated.

          2.2 Plan of Dissolution of Be Incorporated, as approved by a majority of Be's stockholders at a special meeting of stockholders on November 12, 2001.

          99.1 Press release, dated November 13, 2001, titled "Palm Completes Acquisition of Be Incorporated."